UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 17, 2012, Lee Enterprises, Incorporated (the "Company") reported its results for the first fiscal quarter ended December 25, 2011.  A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K and information from the earnings release is hereby incorporated by reference.  The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

As previously disclosed, on December 12, 2011, the Company and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for relief under Chapter 11 of Title 11 of the United States Code (the “Ch. 11 Proceedings”). The Company's January 17, 2012 earnings release noted the Ch. 11 Proceedings are on course for timely completion with a confirmation hearing scheduled for January 23, 2012. The earnings release stated that the Debtors will ask the Bankruptcy Court to set January 30 as the effective date of the (a) Debtor's Amended Joint Prepackaged Plan of Reorganization and Amended Solicitation and Disclosure Statement and emergence from the Ch. 11 Proceedings, (b) agreements to refinance the Company's prepetition borrowings under its revolving credit facility and A Term Loan Facility to December 2015 and April 2017 and (c) agreements to extend the Company's remaining debt, the Pulitzer Notes, to December 2015. Additional information about the Debtor's Amended Joint Prepackaged Plan of Reorganization and Amended Solicitation and Disclosure Statement is available on the Company's website located at www.leerefinancing.com. The earnings release indicated that the Company has not drawn on the $40 million of court-approved interim financing and is not expected to do so. The $40 million facility will become a revolving credit upon conclusion of the refinancing.

The Company's earnings release noted that the Company continues to be listed on the New York Stock Exchange, although the stock price currently remains below the minimum average closing price of $1 per share. The Company's price cure period will extend through its annual meeting in March 2012 in order to receive shareholder approval to implement a reverse stock split, if necessary, as permitted under NYSE rules. In addition, the release stated that the Company continues to operate under a planned cure period with respect to its minimum market capitalization that provides for a maximum cure date no later than February 2013, with continuing assessment by the NYSE throughout. An increase in the average closing price to $1 per share would return the Company to compliance with all quantitative listing requirements, absent a reverse stock split.

The earnings release is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Earnings Release dated January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	January 17, 2012	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release dated January 17, 2012